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                                                                      Exhibit 24

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Edelbrock Corporation, a California corporation (the "Registrant"), hereby constitutes and appoints O. Victor Edelbrock, Jeffrey L. Thompson, Aristedes T. Feles and Christina Edelbrock as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain shares of Common Stock, $.01 par value, of the Company to be offered in connection with the Registrant's 401(k) Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 4th day of April 2002.


/s/ O. Victor Edelbrock                                /s/ Jerry Herbst
--------------------------------                       -------------------------
O. Victor Edelbrock                                    Jerry Herbst
Chairman of the Board, President, Chief Executive      Director
Officer and Director (Principal Executive Officer)

/s/ Jeffrey L. Thompson                                /s/ Timothy Pettit
--------------------------------                       -------------------------
Jeffrey L. Thompson                                    Timothy Pettit
Executive Vice-President, Chief Operating Officer      Director
and Director

/s/ Aristedes T. Feles                                 /s/ Dr. Cornelius J. Ping
--------------------------------                       -------------------------
Aristedes T. Feles                                     Dr. Cornelius J. Ping
Vice-President of Finance, Chief Financial Officer     Director
and Director (Principal Financial and Accounting
Officer)

/s/ Cathleen Edelbrock                                 /s/ Richard Wilbur
--------------------------------                       -------------------------
Cathleen Edelbrock                                     Richard Wilbur
Director                                               Director